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Pacific International Services Corp.          Exhibit 21
Subsidiaries as of December 31, 1995





Name:                                                               South Seas Motors, Inc.
State of incorporation:                                             Hawaii
Name(s) under which subsidiary does business:                       South Seas Jeep Eagle
                                                                    Oahu Chrysler Jeep


Name:                                                    Inactive:  Compact Rent A Car, Inc.
State of incorporation:                                             Hawaii
Name(s) under which subsidiary does business:                       Compact Rent A Car, Inc.


Name:                                                    Inactive:  Hawaii Truck Rental & Leasing, Inc.
State of incorporation:                                             Hawaii
Name(s) under which subsidiary does business:                       Hawaii Truck Rental & Leasing, Inc.


Name:                                                    Inactive:  South Seas, Inc.
State of incorporation:                                             Hawaii
Name(s) under which subsidiary does business:                       South Seas Mitsubishi